Exhibit 99.1
AdCare Health Systems Reports First Quarter 2014 Results
Operating Income Increases from Year-Ago Period and Sequentially;
Adjusted EBITDAR from Continuing Operations Increases 36% to $5.4 Million

ATLANTA, GA, May 7, 2014-AdCare Health Systems, Inc. (NYSE MKT: ADK), (NYSE MKT: ADK.PRA) a leading long-term care provider, reported results for the first quarter ended March 31, 2014.

Financial Highlights

•	Revenues were $54.9 million, up 0.5% compared to $54.7 million in the year-ago period.

•
Adjusted EBITDAR from Continuing Operations was $5.4 million, up 35.7% compared to $4.0 million in the prior-year first quarter (see “Use of Non-GAAP Financial Information,” below for the definition of Adjusted EBITDAR from Continuing Operations and its reconciliation to GAAP Net Loss).

•
Board of Directors declared a quarterly cash dividend payment of $0.68 per share on the Company's 10.875% Series A Preferred Stock which was paid on March 31, 2014 to holders of record at the close of business on March 21, 2014.

Key Financial Metrics ($ in thousands)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Revenue	$54,680	$54,859	$54,254	$54,517	$54,932
% growth - sequential		0.3%	(1.1)%	0.5%	0.8%
% growth - y/y					0.5%

Cost of Services	$46,007	$45,851	$44,427	$44,577	$45,450
% of patient care revenue	84.9%	84.3%	82.7%	82.6%	83.5%

General and Administrative	$4,928	$4,505	$4,583	$5,016	$4,560
% of total revenue	9.0%	8.2%	8.4%	9.2%	8.3%

Adjusted EBITDAR from
Continuing Operations	$4,005	$4,794	$5,430	$5,376	$5,435
% of total revenue	7.3%	8.7%	10.0%	9.9%	9.9%

“We further leveraged our existing infrastructure during the quarter to make measured progress in lowering our cost of services year over year and significantly improving our operating margin,” said Boyd Gentry, AdCare’s president and chief executive officer. “Our strategy to optimize our base of operations to improve efficiency and drive incremental profitability is gaining traction, as evidenced by the 146 basis point reduction in cost of services, and the 71 basis point reduction in general and administrative expenses. The result of our operational improvements was a 35.7% increase in quarterly

Adjusted EBITDAR from continuing operations year-over-year. We remain committed to growing our occupancy rates with the optimal mix of patients and made progress against this objective during the quarter with both metrics again trending upward.”

“In addition, the Company has initiated a plan for additional expense reductions, which we are deploying now that we have better financial controls and a more developed delivery model,” continued Mr. Gentry. “We are targeting more than $1 million in annualized operating expense reductions during 2014, which includes lowering our general and administrative expenses (excluding amortization of stock-based compensation) as a percent of revenue to under 7%, compared to the 7.4% reported in the first quarter. As we grow our revenue with enhanced patient mix, we believe we can further reduce our operating expenses as a percent of revenue.”

Q1 2014 Summary of Financial Results
Revenues in the first quarter of 2014 were $54.9 million, up 0.5% from $54.7 million in the prior year quarter.

The net loss attributable to AdCare common shareholders in the first quarter of 2014 totaled $3.0 million or $(0.18) per basic and diluted share, compared to a net loss of $2.9 million, or $(0.20) per basic and diluted share, in the same year-ago quarter. Several non-recurring and non-operational expenses impacted the net loss for both periods, including (i) in the first quarter of 2014, a loss on the extinguishment of debt of $0.6 million, and (ii) in the first quarter of 2013, a $2.1 million non-cash derivative gain and $1.1 million in non-recurring expense related to the audit committee’s investigation.

“Quarterly operating income increased significantly in the first quarter both on a year over year and sequential basis due to lower cost of services and lower corporate overhead,” commented Ron Fleming, AdCare’s chief financial officer. “Furthermore, adjusting for one-time, non-recurring expenses, the net loss decreased by more than 35% year over year, highlighting the improvements the management team has implemented.”

Quarterly Adjusted EBITDAR from continuing operations in the first quarter of 2014 totaled $5.4 million, representing a more than 35% increase compared to $4.0 million in the first quarter of 2013 (see “Use of Non-GAAP Financial Information,” below for the definition of Adjusted EBITDAR from continuing operations, a non-GAAP financial measure, as well as an important discussion about the use of this measure and its reconciliation to GAAP net loss, the most directly comparable GAAP financial measure).

Outlook
Management is reiterating its outlook for fiscal 2014. This guidance is based on current expectations, and is subject to change. Currently, management expects:

•
Revenue of $225 million to $250 million, representing 3% to 12% growth compared to fiscal 2013. This is inclusive of the impact of lower revenues due to the Company exiting non-core facilities which AdCare previously managed, facilities held for sale, and lease facilities that are expected to be exited before year end.

•	Year-over-year improvement in gross profit, operating income, and EBITDAR in actual dollars and as a percent of sales.

Conference Call and Webcast
AdCare will hold a conference call to discuss its first quarter financial results on Thursday, May 8, 2014 at 10 a.m. Eastern time. Management will host the presentation, followed by a question and answer period.

•	Date and time: Thursday, May 8, 2014 at 10 a.m. ET

•	Dial-in number: 1-877-941-8601 (domestic) or 1-480-629-9762 (international)

•	Replay number: Dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international). Please use passcode 4682152 to access the replay. The replay will be available until June 8, 2014.

•	Webcast link: www.adcarehealth.com or http://public.viavid.com/index.php?id=109083

•
Slides: Management will provide slides to accompany the prepared comments. Slides will be available on the webcast, or can be downloaded in the investor relations section of AdCare’s website at www.adcarehealth.com.

About the Derivative Liability
The derivative gain in the first quarter of 2013, which was a non-cash item, resulted from the Company’s subordinated convertible promissory notes issued in 2010 that included an anti-dilution provision referred to as a “ratchet” provision. The subordinated convertible promissory notes are convertible into shares of common stock of the Company at a conversion price of $3.73, which conversion price was previously subject to future reductions if the Company issued equity instruments at a lower price (the “ratchet” provision). Because there was no minimum conversion price, an indeterminate number of shares could have been issued. Accordingly, the Company determined an embedded derivative existed that was required to be bifurcated from the subordinated convertible promissory notes and accounted for separately as a derivative liability recorded at fair value. Pursuant to US GAAP, the Company estimated the fair value of the derivative liability using the Black-Scholes Merton option-pricing model with changes in fair value being reported in the condensed consolidated statement of operations.

In October 2013, these subordinated convertible promissory notes, which had an original maturity date of October 26, 2013, were extended to August 29, 2014 and the anti-dilution provision was eliminated. As a result, there will not be a derivative gain or loss recorded after the fourth quarter of 2013 with respect to these notes. At maturity, the Company will be required to redeem the notes for cash (unless they are earlier converted into common stock at the option of the holder). If the subordinated convertible promissory notes are converted to common stock, the debt will be extinguished, the current fair market value of the common stock will be reflected as common stock and additional paid-in capital, and there may be a resulting gain or loss on the debt extinguishment.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a recognized provider of senior living and health care facility management. AdCare owns and manages, long-term care facilities and retirement communities, and since the Company’s inception in 1988, its mission has been to provide the highest quality of healthcare services to the elderly through its operating subsidiaries, including a broad range of skilled nursing and sub-acute care services. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to: (i) statements regarding drivers of operational growth; (ii) statements regarding expense reductions and expense run-rate; (iii) statements regarding improvements in the admissions process; (iv) statements regarding financial and operational improvements; (v) statements regarding the outlook for revenue and other financial metrics; and (vi) statements regarding the Company’s current plans to issue equity instruments. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, AdCare’s ability to refinance its current debt on more favorable terms, AdCare’s ability to expand its borrowing arrangement with certain existing lenders, AdCare’s ability to raise equity capital, AdCare’s ability to improve operating results, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets. References to the consolidated Company and its assets and activities, as well as the use of terms such as “we,” “us,” “our,” and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the Company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines: (i) “Adjusted EBITDA from continuing operations “ as net income (loss) from continuing operations before interest expense, income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain and other non-routine adjustments; and (ii) “Adjusted EBITDAR from continuing operations” as net income (loss) from continuing operations before interest expense; income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, rent and other non-routine adjustments.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. Adjusted

EBITDA from continuing operations and Adjusted EBITDAR from continuing operations are used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss or gain, and certain acquisition related charges and other non-routine adjustments.

The Company believes these measures are useful to investors in evaluating the Company’s performance, results of operations and financial position for the following reasons:

•	They are helpful in identifying trends in the Company’s day-to-day performance because the items excluded have little or no significance to the Company’s day-to-day operations;

•
They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	They provide data that assists management to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the Company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the Company’s day-to-day operations.

Company Contacts                Investor Relations
Boyd Gentry, CEO                Brett Maas, Managing Partner
AdCare Health Systems, Inc.            Hayden IR
Tel (678) 869-5116                Tel (646) 536-7331
info@adcarehealth.com            brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Patient care revenues	$54,450	$54,170
Management revenues	482	510
Total revenues	54,932	54,680

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	45,450	46,007
General and administrative expenses	4,560	4,928
Audit committee investigation expense	—	1,134
Facility rent expense	1,759	1,737
Depreciation and amortization	1,857	1,720
Total expenses	53,626	55,526

Income (loss) from Operations	1,306	(846)

Other Income (Expense):
Interest expense, net	(2,622)	(3,169)
Acquisition costs, net of gains	—	(91)
Derivative gain	—	2,136
Loss on extinguishment of debt	(583)	(2)
Other expense	(108)	—
Total other expense, net	(3,313)	(1,126)

Loss from Continuing Operations Before Income Taxes	(2,007)	(1,972)
Income tax expense	(8)	(78)
Loss from Continuing Operations	(2,015)	(2,050)

Loss from Discontinued Operations, Net of Tax	(508)	(700)
Net Loss	(2,523)	(2,750)

Net Loss Attributable to Noncontrolling Interests	173	192
Net Loss Attributable to AdCare Health Systems, Inc.	(2,350)	(2,558)

Preferred stock dividend	(646)	(306)
Net Loss Attributable to AdCare Health Systems, Inc. Common Stockholders	$(2,996)	$(2,864)

Net (loss) income per Common Share attributable to AdCare Health Systems, Inc.
Common Stockholders -
Basic:
Continuing Operations	$(0.15)	$(0.15)
Discontinued Operations	(0.03)	(0.05)
	$(0.18)	$(0.20)

Diluted:
Continuing Operations	$(0.15)	$(0.15)
Discontinued Operations	(0.03)	(0.05)
	$(0.18)	$(0.20)

Weighted Average Common Shares Outstanding:
Basic	16,916	14,683
Diluted	16,916	14,683

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,741	$19,374
Restricted cash and investments	315	3,801
Accounts receivable, net of allowance of $5,358 and $4,989	24,543	23,598
Prepaid expenses and other	4,091	483
Assets of disposal group held for use	—	5,135
Assets of disposal group held for sale	6,604	400
Assets of variable interest entity held for sale	5,935	5,945
Total current assets	58,229	58,736

Restricted cash and investments	6,966	11,606
Property and equipment, net	138,170	138,233
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	4,678	4,889
Goodwill	4,224	4,224
Lease deposits	1,697	1,715
Deferred loan costs, net	4,516	4,542
Other assets	12	12
Total assets	$220,963	$226,428

LIABILITIES AND EQUITY
Current liabilities:
Current portion of notes payable and other debt	$32,238	$12,027
Current portion of convertible debt, net of discounts	4,000	11,389
Revolving credit facilities and lines of credit	2,306	2,738
Accounts payable	21,187	23,783
Accrued expenses	13,251	13,264
Liabilities of disposal group held for sale	5,226	—
Liabilities of variable interest entity held for sale	6,036	6,034
Total current liabilities	84,244	69,235
Notes payable and other debt, net of current portion:
Senior debt, net of discounts	77,991	107,858
Bonds, net of discounts	7,000	6,996
Convertible debt	14,000	7,500
Revolving credit facilities	5,308	5,765
Other liabilities	1,651	1,589
Deferred tax liability	191	191
Total liabilities	190,385	199,134
Commitments and contingency
Preferred stock, no par value; 5,000 shares authorized; 950 shares issued and outstanding, redemption amount $23,750 at both March 31, 2014 and December 31, 2013	20,442	20,442
Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 17,505 and 16,016 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	54,823	48,370
Accumulated deficit	(42,880)	(39,884)
Total stockholders’ equity	11,943	8,486
Noncontrolling interest in subsidiary	(1,807)	(1,634)
Total equity	10,136	6,852
Total liabilities and equity	$220,963	$226,428

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
TRAILING FIVE QUARTERS
(Amounts in 000’s)
(Unaudited)

	For Three Months Ended

	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014
Revenues:
Patient care revenues	$54,170	$54,361	$53,734	$53,949	$54,450
Management revenues	510	498	521	568	482
Total revenues	54,680	54,859	54,254	54,517	54,932

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	46,007	45,851	44,427	44,577	45,450
General and administrative expense	4,928	4,505	4,583	5,016	4,560
Audit committee investigation expense	1,134	848	302	102	—
Facility rent expense	1,737	1,758	1,761	1,772	1,759
Depreciation and amortization	1,721	1,779	1,796	2,465	1,856
Salary retirement and continuation costs	—	149	5	—	—
Total expenses	55,528	54,889	52,874	53,930	53,626

Income (Loss) from Operations	(848)	(30)	1,380	586	1,306

Other Income (Expense):
Interest expense, net	(3,169)	(3,087)	(3,204)	(2,891)	(2,622)
Acquisition costs, net of gains	(91)	(486)	(33)	45	—
Derivative (loss) gain	2,136	(1,947)	1,989	829	—
Loss on extinguishment of debt	(2)	(25)	(6)	(77)	(583)
Loss on disposal of assets	—	(4)	(6)	—	—
Other income (expense)	—	—	15	(321)	(108)
Total other expense, net	(1,125)	(5,550)	(1,244)	(2,415)	(3,313)

Loss from Continuing Operations Before Income Taxes	(1,972)	(5,580)	136	(1,829)	(2,007)
Income tax (expense) benefit	(78)	—	54	(118)	(8)
Loss from Continuing Operations	(2,050)	(5,580)	190	(1,947)	(2,015)

Income (Loss) Income from Discontinued Operations, Net of Tax	(700)	(1,365)	(603)	(1,308)	(508)
Net Loss	(2,750)	(6,945)	(413)	(3,255)	(2,523)

Net Loss Attributable to Noncontrolling Interest	192	241	195	168	173
Net Loss Attributable to AdCare Health Systems, Inc.	(2,557)	(6,704)	(218)	(3,087)	(2,350)

Preferred stock dividend	(306)	(306)	(306)	(646)	(646)
Net Loss Attributable to AdCare Health Systems, Inc. Common Stockholders	$(2,863)	$(7,010)	$(524)	$(3,733)	$(2,996)

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND
ADJUSTED EBITDAR FROM CONTINUING OPERATIONS
(Amounts in 000’s)
(Unaudited)

	For Three Months Ended

	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014
Net loss	$(2,750)	$(6,945)	$(413)	$(3,255)	$(2,523)
Impact of discontinued operations	700	1,365	603	1,308	508
Net loss from continuing operations	(2,050)	(5,580)	190	(1,947)	(2,015)
Interest expense, net	3,169	3,087	3,204	2,891	2,622
Income tax expense (benefit)	78	—	(54)	118	8
Amortization of stock based compensation	260	291	186	360	513
Depreciation and amortization	1,721	1,779	1,796	2,465	1,857
Acquisition costs, net of gain	91	486	33	(45)	—
Derivative (gain) loss	(2,136)	1,947	(1,989)	(829)	—
(Gain) loss on extinguishment of debt	2	25	6	77	583
Loss on disposal of assets	—	4	6	—	—
Audit committee investigation expense	1,134	848	302	102	—
Reincorporation - Georgia	—	—	—	91	—
Other expense (income)	—	—	(15)	321	108
Salary retirement and continuation costs	—	149	5	—	—
Adjusted EBITDA from continuing operations	2,268	3,036	3,668	3,605	3,676
Facility rent expense	1,737	1,758	1,761	1,772	1,759
Adjusted EBITDAR from continuing operations	$4,005	$4,794	$5,430	$5,376	$5,435

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTARY SCHEDULES
(Unaudited)

	2013					2014

End of Period Data	Q1	Q2	Q3	Q4	12 Mo. YTD	Q1

Number of Facilities
SNF
Owned	23	23	23	23	23	23
Leased	9	9	9	9	9	9
Managed	10	10	10	10	10	3
ALF
Owned	2	2	2	2	2	2
IL
Managed	1	1	1	1	1	1
Total	45	45	45	45	45	38

Number of Operational Beds
SNF
Owned	2,458	2,458	2,458	2,458	2,458	2,458
Leased	1,090	1,090	1,090	1,090	1,090	1,090
Managed	813	813	813	813	813	510
ALF
Owned	112	112	112	112	112	112
IL
Managed	83	83	83	83	83	83
Total at Period End	4,556	4,556	4,556	4,556	4,556	4,253
Total Weighted Average (d)	3,660	3,660	3,660	3,660	3,660	3,660

SNF + ALF % Owned	70.2%	70.2%	70.2%	70.2%	70.2%	70.2%
SNF + ALF % Leased	29.8%	29.8%	29.8%	29.8%	29.8%	29.8%

Revenue Mix % (b)
Skilled (c)	32.8%	31.9%	29.3%	29.1%	30.8%	31.8%
Medicaid	51.9%	53.0%	53.5%	53.1%	52.9%	52.2%
Private + Other	15.3%	15.2%	17.2%	17.8%	16.3%	16.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Patient Days (b)
Skilled (c)	40,263	39,716	35,406	35,005	150,390	38,147
Medicaid	174,003	179,659	182,886	179,693	716,241	177,323
Private + Other	40,073	39,507	42,381	46,152	168,113	40,852
Total	254,339	258,882	260,673	260,850	1,034,744	256,322

Patient Day Mix % (a)
Skilled (c)	16.4%	15.9%	14.1%	13.9%	15.0%	15.4%
Medicaid	70.2%	71.1%	71.8%	70.8%	71.0%	71.0%
Private + Other	13.5%	13.0%	14.1%	15.3%	14.0%	13.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue Rates Per Patient Day (a)
Skilled (c)	$441.07	$436.10	$444.21	$448.93	$442.33	$453.82
Medicaid	$162.30	$160.96	$157.97	$160.00	$160.28	$161.12
Private + Other	$177.30	$176.11	$176.89	$177.66	$177.02	$181.17
Weighted Average Total	$217.57	$214.58	$210.46	$211.55	$213.51	$217.45

Average Daily Census (b)
Skilled (c)	447	436	385	380	412	424
Medicaid	1,933	1,971	1,988	1,953	1,962	1,970
Private + Other	445	437	461	502	461	454
Total Average Daily Census	2,826	2,845	2,833	2,835	2,835	2,848

Occupancy (b)	77.2%	77.7%	77.4%	77.5%	77.5%	77.8%

(in '000)
Total Revenue (b)	$54,680	$54,859	$54,254	$54,517	$218,310	$54,932
Adjusted EBITDAR (b)	$4,005	$4,794	$5,430	$5,376	$19,605	$5,435
Adjusted EBITDA (b)	$2,268	$3,036	$3,668	$3,605	$12,577	$3,676

(a) Skilled nursing only - excludes managed facilities
(b) AdCare consolidated excluding discontinued operations
(c) Skilled is defined as Medicare A + Managed Care RUGS
(d) Consists of weighted average beds of SNF + ALF owned and leased facilities